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                                                                Exhibit (d)(5)

                           CASELLA WASTE SYSTEMS, INC.

                        Incentive Stock Option Agreement
          Granted Under Amended and Restated 1997 Stock Incentive Plan

1.       GRANT OF OPTION.

         This agreement evidences the grant by Casella Waste Systems, Inc., a Delaware corporation (the "Company"), on _______________ (the "Grant Date") to _______________, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's Amended and Restated 1997 Stock Incentive Plan (the "Plan"), a total of __________ shares of common stock, $0.01 par value per share, of the Company (the "Common Stock" or the "Shares") at $___________ per Share. Unless earlier terminated, this option shall expire on __________________ (the "Final Exercise Date").

         It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.       VESTING SCHEDULE.

         This option is immediately exercisable with respect to _______ of the original number of Shares granted on the Grant Date and shall become exercisable as to an additional ______ of Shares on each of the ________ anniversaries of the Grant Date. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

         The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares which are then exercisable, until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.       EXERCISE OF OPTION.

         (a) FORM OF EXERCISE. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan, including:

              (i)  in cash or by check, payable to the order of the Company;

              (ii) by delivery of an irrevocable and unconditional undertaking by a credit-worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit-worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board of Directors of the Company (the "Board") in good faith (the "Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery; or

              (iii) any combination of the above permitted forms of payment.

              The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share.


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         (b)  CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as
              otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), PROVIDED THAT this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions set forth in Section 4 hereof, or of any other agreement, the right to exercise this option shall terminate immediately upon such violation.

         (d) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within 90 days following the date of death or disability of the Participant, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

         (e) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of Section 4 hereof, or of any provision of any employment, consulting or other similar agreement), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.       NON-COMPETITION.

         (a) The Participant agrees that, during the period that the Participant is an employee of the Company and for a period of one year following the termination thereof (the "Term"), he will not directly or indirectly:

              (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), market, sell or render (or assist any other person in marketing, selling or rendering) any solid or liquid waste collection, disposal, transfer or recycling services located within a 50-mile radius of any operating division of the Company then in existence; or

              (ii) solicit, divert or take away, or attempt to divert or to take away, the solid or liquid waste collection, disposal, transfer or recycling business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company located within a 50-mile radius of any operating division of the Company then in existence; or


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             (iii) recruit, solicit or induce, or attempt to induce, any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company.

                   For purposes of this Section 4, "Company" means Casella Waste Systems, Inc., together with its subsidiaries and other affiliates.

5.       WITHHOLDING.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. Such withholding taxes may be satisfied, at the discretion of the Board, by the withholding of Shares of Common Stock of the Company.

6.       NONTRANSFERABILITY OF OPTION.

         This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.       DISQUALIFYING DISPOSITION.

         If the Participant disposes of Shares acquired upon exercise of this option within two years from the date of grant of the option or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

8.       PROVISIONS OF THE PLAN.

         This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                       Casella Waste Systems, Inc.

Dated as of _________                  By:
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                                           John W. Casella
                                           Chief Executive Officer


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                            PARTICIPANT'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Amended and Restated 1997 Stock Incentive Plan.

                                  PARTICIPANT:

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                                  Address:
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